                                                                     EXHIBIT 4.1

                               OCEAN ENERGY, INC.

                              OFFICERS' CERTIFICATE

                                 ---------------

                                   EVIDENCING
                          4.375% SENIOR NOTES DUE 2007

                        Officers' Certificate to Trustee

         Robert K. Reeves, Executive Vice President, General Counsel and Secretary, and Winston M. Talbert, Vice President and Treasurer of Ocean Energy, Inc., a Delaware corporation (the "Company"), pursuant to Sections 2.1 and 2.3 of the Senior Indenture, dated as of September 28, 2001, (the "Indenture") among the Company, Ocean Energy, Inc. (a Louisiana corporation), as guarantor (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"), in connection with the offering of $400,000,000 aggregate principal amount of the Company's 4.375% Senior Notes due 2007 (the "Senior Notes"), each hereby certifies that, to the best of his knowledge, after reasonable investigation:

         1. The Board of Directors (the "Board") has established the form of the Senior Notes pursuant to Section 2.1 of the Indenture, and such form is set forth in the specimen of the Senior Notes attached as Exhibit A.

         2. The Executive Committee of the Board has established the terms of the Senior Notes pursuant to Section 2.3 of the Indenture, and such terms are set forth in Exhibit B.


         IN WITNESS WHEREOF, the undersigned have duly executed this Officers' Certificate as of the 20th day of September, 2002.

                                            OCEAN ENERGY, INC.


                                            By:
                                               ---------------------------------
                                            Name: Robert K. Reeves
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


                                            By:
                                               ---------------------------------
                                            Name: Winston M. Talbert
                                            Title: Vice President and Treasurer

                                                                       EXHIBIT A

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                               OCEAN ENERGY, INC.

                           4.375% Senior Note due 2007

NO. 001                                            CUSIP NO.  67481EAB2

         OCEAN ENERGY, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS on October 1, 2007, and to pay interest thereon from September 20, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1 in each year, commencing April 1, 2003, at the rate of 4.375% per annum, until the principal hereof is fully paid or made available for full payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date (a "Regular Record Date"). Notwithstanding the foregoing, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such defaulted interest shall instead be paid to the Person in whose name this Note is registered (a) at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Notes not less than 15 days preceding such subsequent record date or (b) as determined by such other procedure as is mutually acceptable to the Company and the Trustee, all as more fully described in the Indenture.

         Payment of the principal of (and premium, if any) and interest on this Note shall be made at the Corporate Trust Office of the Trustee in New York, New York, or at such other office or agency of the Company as it may designate for such purpose pursuant to the Indenture hereinafter referred to, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth in this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 20, 2002


                                            OCEAN ENERGY, INC.



                                            By:
                                               ---------------------------------
                                                 Winston M. Talbert
                                                 Vice President and Treasurer


ATTEST:



------------------------------------
Robert K. Reeves
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK
                                            as Trustee



                                            By:
                                               ---------------------------------
                                                      Authorized Officer

                              [REVERSE OF SECURITY]

         This Note is one of a duly authorized issue of Securities of the Company (such issue being herein called the "Notes"), issued and to be issued in one or more series under the Senior Indenture, dated as of September 28, 2001 (herein, together with the Board Resolution establishing the terms of the Notes, called the "Indenture"), among the Company, Ocean Energy, Inc. (a Louisiana corporation), as guarantor (herein called the "Guarantor") and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any additional successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein are defined in the Indenture and used herein with the same meanings ascribed to them therein. This Note is a Global Security representing the entire principal amount of the series designated on the face hereof, limited in aggregate principal amount to $400,000,000 except as set forth in the Indenture; provided, however, that the Company may, without the consent of the holders of the Notes issue additional notes under the Indenture, having the same ranking and the same interest, maturities and other terms as the Notes. Any such additional notes may, together with the Notes, constitute a single series under the Indenture and have the same CUSIP number as the Notes.

         The Guarantor will guarantee the Company's obligations on the Notes subject to and in accordance with the terms of the Indenture.

         As further described in the Indenture, the Notes shall be redeemable in whole or in part, at the Company's option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments on such Notes, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest on the principal amount being redeemed to the redemption date.

         As further described in the Indenture, upon the occurrence of a Change of Control Triggering Event, the Company shall be obligated to make an offer to purchase all of the then outstanding Notes (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 70 nor less than 30 days following the Change of Control Triggering Event, all of the then outstanding Notes validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

         The Notes shall not be subject to a sinking fund requirement.

         The Indenture contains provisions for defeasance of the entire indebtedness of the Notes upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Notes shall occur and be continuing, the unpaid principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding under the Indenture and affected thereby, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of the principal of or interest on any of the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and at the rates and in the coin or currency herein provided.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of default and the continuance thereof, as provided in the Indenture, and unless the Holders of not less than 25% in principal amount of the Notes then Outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations shall not without the consent of such Holder impair the right of a Holder hereof to institute suit for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

         This Note shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Note shall be so exchangeable if (i) such Depositary notifies the Company that it is unwilling, unable or ineligible to continue as Depositary for this Note and a successor Depositary is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee a written order providing that this Note shall be so exchangeable. Notes so issued in exchange for this Note shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid principal amount as this Note and registered in such names as such Depositary shall direct. Individual Notes so issued will be issued in registered form and denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the security register maintained for that purpose, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon on or more new Notes of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees. At the date of the original issuance of this Note, such office or agency of the Company is maintained by the Trustee at its Corporate Trust Office, 101 Barclay Street, Floor 8 West, New York, New York.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums so paid, satisfy and discharge the liability for moneys payable on this Note.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Note as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

         Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM



         I or we assign and transfer this Note to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signed:
      ------------------------------          ----------------------------------
                                              (Sign exactly as name appears
                                              above or on the other side of this
                                              Note)


Signature Guarantee:
                    -----------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

         In addition to the terms provided in the Senior Indenture, dated as of September 28, 2001, (the "Indenture") among Ocean Energy, Inc., a Delaware corporation (the "Company"), Ocean Energy, Inc., a Louisiana corporation, as guarantor (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"), in connection with the offering of $400,000,000 aggregate principal amount of the Company's 4.375% Senior Notes due 2007 (the "Senior Notes"), with respect to Securities of a series issued thereunder, the terms of the Senior Notes shall be as follows (with all capitalized terms not defined herein having the respective meanings ascribed thereto in the Indenture):

                  (1) Principal Amount. The aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture shall initially be limited to $400,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture), provided, however, that the Company may, without the consent of the holders of the Senior Notes issue additional notes under the Indenture, having the same ranking and the same interest, maturities and other terms as the Senior Notes. Any such additional notes may, together with the Senior Notes, constitute a single series under the Indenture and have the same CUSIP number as the Senior Notes.

                  (2) Stated Maturity. The principal of the Senior Notes shall be payable in full on October 1, 2007, unless earlier redeemed in accordance herewith.

                  (3) Interest. The unpaid principal of the Senior Notes shall bear interest at the rate of 4.375% per annum from September 20, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for, which interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                  (4) Interest Payment Dates. The interest payment dates with respect to the Senior Notes shall be April 1 and October 1 in each year, commencing April 1, 2003, and the regular record dates for interest payable on any such interest payment date shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date.

                  (5) Office of Payment. Principal of (and premium, if any) and interest on the Senior Notes shall be payable at the Corporate Trust Office of the Trustee in New York, New York, and the Senior Notes may be surrendered for registration of transfer or exchange at such Corporate Trust Office, and notices and demands to or upon the Company in respect of the Senior Notes and the Indenture may be served at such Corporate Trust Office.

                  (6) Paying Agent, etc. The Trustee shall initially act as paying agent, authenticating agent, transfer agent and security registrar with respect to the Senior Notes.

                  (7) Guarantee. The Guarantor will guarantee the Company's payment obligations on the Senior Notes subject to and in accordance with Article Thirteen of the

         Indenture. The provisions of Section 3.8 of the Indenture shall be applicable to the Senior Notes.

                  (8) Redemption. The Senior Notes shall be redeemable in whole or in part, at the Company's option, at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of such Senior Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) on such Senior Notes, discounted to the date fixed for redemption in accordance with Article Twelve of the Indenture (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 25 basis points, plus accrued interest on the principal amount being redeemed to the Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the arithmetic average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day before such Redemption Date, as published in the daily statistical release (or any successor release) by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not available or does not contain such prices on such Business Day, the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date.

                  "Reference Treasury Dealer" means Goldman, Sachs & Co. or Merrill Lynch & Co. and their respective successors; provided, however, that if any such entity ceases to be a primary U. S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such

         Reference Treasury Dealer by 5:00 p.m. on the third Business Day before such Redemption Date.

                  "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of the Senior Notes to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  (9) Change of Control Offer. (i) Upon the occurrence of a Change of Control Triggering Event, the Company shall be obligated to make an offer to purchase all of the then outstanding Senior Notes (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 70 nor less than 30 days following the date of the Change of Control Triggering Event, all of the then outstanding Senior Notes validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

                           (ii) Not later than the 30th day following the date
                  of the Change of Control Triggering Event, the Company shall give to the Trustee and each Holder of the Senior Notes, in the manner provided in Section 11.4 of the Indenture, a notice (the "Change of Control Notice") stating:

                                    (A) that a Change of Control Triggering
                           Event has occurred and that such Holder has the right to require the Company to repurchase such Holder's Senior Notes, or portion thereof equal to an integral multiple of $1,000, at the Change of Control Purchase Price;

                                    (B) any information regarding such Change of
                           Control Triggering Event required to be furnished pursuant to Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act") and any other securities laws and regulations thereunder;

                                    (C) the Change of Control Purchase Date,
                           which shall be on a Business Day and no earlier than 30 days nor later than 70 days after the date of the Change of Control Triggering Event;

                                    (D) that any Senior Note, or portion
                           thereof, not tendered or accepted for payment will continue to accrue interest;

                                    (E) that unless the Company defaults in
                           depositing money with the paying agent in accordance with paragraph (v) of this Section (9), or payment is otherwise prevented, any Senior Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

                                    (F) the instructions a Holder must follow in
                           order to have its Senior Notes repurchased in accordance with paragraph (iv) of this Section (9).

                           (iii) The Company will not be required to make a
                  Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

                           (iv) Holders electing to have Senior Notes purchased
                  will be required to surrender such Senior Notes to the Company at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Repurchases of Senior Notes in part may be elected only for portions of Senior Notes having a principal amount of $1,000 or an integral multiple thereof. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the Senior Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Senior Notes purchased. Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

                           (v) On the Change of Control Purchase Date, the
                  Company shall (A) accept for payment Senior Notes or portions thereof tendered pursuant to a Change of Control Offer, (B) deposit with the paying agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered, and (C) deliver or cause to be delivered to the Trustee the Senior Notes so accepted. The paying agent shall promptly mail or deliver to Holders of the Senior Notes so tendered payment in an amount equal to the purchase price for the Senior Notes, and the Company will promptly execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                           (vi) The Company shall comply with Rule 14e-1 under
                  the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control Triggering Event occurs and the Company is required to purchase Senior Notes as described above.

                           (vii) For all purposes of this Section (9), the
                  following terms shall have the respective meanings specified below (except as otherwise expressly provided or unless the context otherwise clearly requires):

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Company's total Voting Stock; (b) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (A) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (x) the Company's stockholders immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote with respect to such merger or consolidation, the stockholders of the Company as of such record date and (B) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act), has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the surviving or resulting Person; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's board of directors then in office; or (d) the liquidation or dissolution of the Company.

                  "Change of Control Triggering Event" means the first occurrence of both a Change of Control and a related Rating Decline.

                  "Investment Grade" means (i) with respect to Moody's, a rating of at least "Baa3" (or equivalent successor category); (ii) with respect to S&P, a rating of at least "BBB-" (or equivalent successor category); and (iii) with respect to another Rating Agency, a rating that is at least the equivalent of the category specified in clause (i) or (ii), as applicable, for the Rating Agency for which such Rating Agency has been substituted.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company), which shall be substituted for S&P or Moody's, or both, as the case may be.

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

                  "Rating Decline" means with respect to each of the two Rating Agencies there has been either (i) a reduction in the rating of the Senior Notes by such Rating Agency to a rating that is not Investment Grade or (ii) a withdrawal of the rating of the Senior Notes by such Rating Agency; provided, however, that any such reduction or withdrawal by a Rating Agency (x) occurs not later than the date 30 days following the date of public notice of the occurrence of a Change of Control and
         (y) is due to such Change of Control.

                  "S&P" means Standard & Poor's Services or any successor to the rating agency business thereof.

                  "Voting Stock" means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  (10) No Sinking Fund. The Senior Notes shall not be subject to a sinking fund requirement.

                  (11) Denominations. The Senior Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

                  (12) Defeasance. The Senior Notes shall be subject to defeasance as provided in Section 10.1(C) of the Indenture.

                  (13) Depositary. The Senior Notes shall be issued initially wholly in the form of Global Securities, and The Depository Trust Company shall be the initial Depositary with respect thereto.

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